UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2014

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave.

Alameda, California 94501

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(510) 865-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase Agreement

On June 10, 2014, Azithromycin Royalty Sub LLC (the “Subsidiary”), a wholly-owned subsidiary of InSite Vision Incorporated (the “Company”), and the holders of all of the Subsidiary’s issued and outstanding Azithromycin PhaRMA Secured 16% Notes due 2019 (the “Notes”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which the Subsidiary repurchased and will thereafter cancel the Notes and all accrued and unpaid interest thereon for a single payment to the noteholders of $6.0 million in the aggregate. As a result of the cancellation, the Subsidiary has satisfied its total liabilities under the Notes of approximately $44.1 million.

As described further below, the one-time $6.0 million payment to the noteholders was funded by the Akorn Parties (as defined below) in return for a lower royalty on net sales of AzaSite (azithromycin ophthalmic solution) 1% in North America. The Notes were issued under an Indenture dated as of February 21, 2008 (as amended, restated, supplemented or otherwise modified), between the Subsidiary and U.S. Bank, National Association, as trustee (the “Trustee”).

This summary of the Note Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note Purchase Agreement, which is filed herewith as Exhibit 10.1.

Amendment to License Agreement

On June 10, 2014, the Company entered into the Third Amendment to License Agreement (the “Amendment”) with Akorn, Inc. (“Akorn”) and Inspire Pharmaceuticals, a wholly-owned subsidiary of Akorn (“Inspire” and together with Akorn, the “Akorn Parties”). The Amendment amends the License Agreement (as previously amended, the “License Agreement”) dated February 15, 2007 between the Company and Inspire.

Under the License Agreement, the Company exclusively licensed to Inspire certain intellectual property in connection with the development and commercialization of topical anti-infective products containing azithromycin as the sole active ingredient for human ocular or ophthalmic indications in the United States and Canada and their respective territories and possessions (the “Territory”).

Under the Amendment, the Akorn Parties paid the Company an amendment fee of $6.0 million in return for a lower royalty on net sales of AzaSite in the Territory. The Amendment provides that, effective April 1, 2014, for net sales of Inspire licensed products other than AzaSite Xtra, the royalty will be payable directly to the Company and will be (1) 8.0% on such net sales less than $20.0 million, subject to increase to 9.0% in the event that Inspire enters into certain settlements with third parties seeking to launch generic versions of the licensed products (“Paragraph IV Challenges”), (2) 12.5% on such net sales greater than or equal to $20.0 million and less than or equal to $50.0 million, and (3) 15.0% on such net sales in excess of $50.0 million. For net sales of AzaSite Xtra, the royalty will be 12.5% on such net sales less than $30.0 million and 15.0% on such net sales greater than or equal to $50.0 million. The Company waived any right to consent to any settlements regarding Paragraph IV Challenges to AzaSite and agreed to cooperate to effectuate any such settlement.

The Amendment further provides that in the event AzaSite Xtra has received regulatory approval and has been commercially launched by Inspire, as to any calendar quarter Inspire will not be obligated to pay any royalties as to a licensed product in a given country where sales of a generic equivalent of such licensed product occur in such country.

Inspire may, at Inspire’s expense, act to acquire and maintain on the Company’s behalf registrations for certain Company trademarks in the Territory. In addition, Inspire may, but is not obligated to, pay any maintenance or other fees related to the maintenance of certain Company patents licensed by the Company to Inspire in the event the Company fails to pay any such fee.

During the sixty days following June 10, 2014, the Company and the Akorn Parties have agreed to enter into good faith negotiations with respect to the terms and conditions pursuant to which the Company would assist Inspire with certain technology transfer activities related to Inspire’s acquisition of the ability to manufacture AzaSite independent of its current manufacturer.

This summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed herewith as Exhibit 10.2. The License Agreement was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, the First Amendment to License Agreement, dated as of August 9, 2012, was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and the Second Amendment to License Agreement, entered into on June 20, 2013, was filed as an exhibit to the Company’s Amendment No. 1 to Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on October 7, 2013, each of which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entry into the Note Purchase Agreement and the Amendment, the Company and the Trustee will terminate that certain Pledge and Security Agreement made by the Company to U.S. Bank National Association, as Trustee, dated February 21, 2008, pursuant to which the Company pledged all of its outstanding equity interest in the Subsidiary. In addition, the Company and the Subsidiary will terminate that certain Residual License Agreement, dated February 21, 2008, pursuant to which the Company was entitled to certain residual rights to AzaSite in the Territory in the event of the termination of the License Agreement. No early termination penalties will be incurred by the Company in connection with the termination of these agreements. The discussion of the Note Purchase Agreement and the Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Note Purchase Agreement, entered into on June 10, 2014, between Azithromycin Royalty Sub LLC and the noteholders party thereto

10.2	Third Amendment to License Agreement, entered into on June 10, 2014, between InSite Vision Incorporated, Akorn, Inc. and Inspire Pharmaceuticals

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014

INSITE VISION INCORPORATED

By:	/s/ Timothy Ruane

Name:	Timothy Ruane
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note Purchase Agreement, entered into on June 10, 2014, between Azithromycin Royalty Sub LLC and the noteholders party thereto

10.2	Third Amendment to License Agreement, entered into on June 10, 2014, between InSite Vision Incorporated, Akorn, Inc. and Inspire Pharmaceuticals